    As filed with the Securities and Exchange Commission on April 28, 1999

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                    ---------------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                    ---------------------------------------

                          ISLE OF CAPRI CASINOS, INC.
            (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                                41-1659606
     (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
   of Incorporation or Organization)


              711 WASHINGTON LOOP
              BILOXI, MISSISSIPPI                             39530
   (Address of Principal Executive Offices)                 (Zip Code)


                  CASINO AMERICA, INC. 1992 STOCK OPTION PLAN
                  CASINO AMERICA, INC. 1993 STOCK OPTION PLAN
                           (Full Title of the Plans)


                               ALLAN B. SOLOMON
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                   2200 CORPORATE BOULEVARD, N.W., SUITE 310
                          BOCA RATON, FLORIDA  33431
                    (Name and Address of Agent For Service)

                                (561) 995-6660
         (Telephone Number, Including Area Code, of Agent For Service)
                         -----------------------------


                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                              PROPOSED          PROPOSED
                              AMOUNT TO       MAXIMUM           MAXIMUM
 TITLE OF SECURITIES TO BE        BE        OFFERING PRICE    AGGREGATE           AMOUNT OF
 REGISTERED                  REGISTERED*      PER SHARE***  OFFERING PRICE**   REGISTRATION FEE
-----------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR
 VALUE...................     2,882,425        $4.01       $11,558,524.25
                                288,325        $5.53       $ 1,594,437.25
                              ---------                    --------------
                              3,170,750                    $13,152,961.50         $3,656.52
===============================================================================================

* Represents (i) 520,750 shares of Common Stock issuable upon exercise of stock options which have been granted and/or may hereafter be granted under the Registrant's 1992 Stock Option Plan and (i) 2,650,000 shares of Common Stock issuable upon exercise of stock options which have been granted and/or may hereafter be granted under the Registrant's 1993 Stock Option Plan. An aggregate of 538,00 shares of Common Stock issuable under the Registrant's 1992 Plan and 850,000 shares of Common Stock issuable under the Registrant's 1993 Plan have previously been registered with the Commission. Pursuant to Rule 416, this registration statement shall cover any additional securities to be offered or issued resulting from stock splits, stock dividends or any similar such transaction.

** In accordance with Rule 457(h)(1), for the stock options which have already been granted under the Registrant's 1992 Stock Option Plan and 1993 Stock Option Plan, this calculation is based on the exercise price of the options. For the stock options that have yet to granted under the Registrant's 1992 Stock Option Plan and 1993 Stock Option Plan, the Proposed Maximum Offering Price Per Share is estimated as $5.__ solely for purposes of calculating the registration fee on the basis of the average of the high and low prices per share of the Common Stock as of a date within five business days prior to the date of filing this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have heretofore been filed by Isle of Capri Casinos, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended April 26, 1998.

     (b)  (i)    The Company's Quarterly Report on Form 10-Q for the quarter ended January 24, 1999.

          (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended October 25, 1998.

          (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended July 26, 1998.

          (iv)   The Company's Current Report on Form 8-K dated March 30, 1999.

     (c) The description of Common Stock of the Company (f/k/a/ Casino America, Inc.) contained in Casino America, Inc.'s Registration Statement on Form S-3 (Commission File No. 333-9653).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Allan B. Solomon, Esq., is Executive Vice President, General Counsel, Secretary and a director of the Company. As of April 1, 1999, Mr. Solomon owned 483,920 shares of the Company's Common Stock, including 201,500 shares issuable upon the exercise of stock options that are exercisable within 60 sixty days. Mr. Solomon is eligible to participate in the Company's 1992 and 1993 Stock Option Plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a)  The Delaware General Corporation Law (the "Delaware GCL") (Section
145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

     (b) Article 8 of the Certificate of Incorporation of the Company provides for indemnification of directors and officers to the fullest extent permitted by law. The Company presently maintains Director's and Officer's insurance with limits up to $15 million.

     (c) In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,
(3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
                 --------  -------
                 not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's certificate of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Biloxi, State of Mississippi, on this 28th day of April, 1999.

                                    ISLE OF CAPRI CASINOS, INC.


                                    By: /s/ Allan B. Solomon
                                        --------------------------------------
                                        Allan B. Solomon
                                        Executive Vice President, Secretary
                                        and General Counsel


                               POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints John M. Gallaway and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities on this 28th day of April, 1999.

              Signature                                 Title
              ---------                                 -----


/s/ Bernard Goldstein                   Chairman of the Board,
--------------------------------------  Chief Executive Officer and Director
Bernard Goldstein                       (Principal Executive Officer)


/s/ John M. Gallaway                    President, Chief Operating Officer
--------------------------------------  and Director
John M. Gallaway

/s/ Allan B. Solomon                    Executive Vice President, Secretary,
--------------------------------------  General Counsel and Director
Allan B. Solomon

/s/ Rexford A. Yeisley                  Chief Financial Officer & Treasurer
--------------------------------------  (Principal Financial and Accounting
Rexford A. Yeisley                      Officer)


/s/ Emanuel Crystal                     Director
--------------------------------------
Emanuel Crystal

/s/ Robert S. Goldstein                 Director
--------------------------------------
Robert S. Goldstein

/s/ Alan J. Glazer                      Director
--------------------------------------
Alan J. Glazer

/s/ Randolph Baker                      Director
--------------------------------------
Randolph Baker

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                      Description of Exhibit
------                      ----------------------

5          Opinion of Allan B. Solomon, General Counsel of Isle of
           Capri Casinos, Inc.

23(a)      Consent of Ernst & Young LLP.

23(b)      Consent of Allan B. Solomon (contained in Exhibit 5).

24 Powers of Attorney (included on the signature page of the registration statement).